Exhibit (h)(2)


                      TRANSFER AGENCY AND SERVICE AGREEMENT


         AGREEMENT made as of the 24th day of July, 2007, by and between TDAX Funds, Inc. a Maryland corporation, having its principal office and place of business at 420 Lexington Ave., Suite 2550, New York, NY 10170 (the "Company") and THE BANK OF NEW YORK, a New York banking company having its principal office and place of business at One Wall Street, New York, New York 10286 (the "Bank").

         WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Company, on behalf of the investment portfolios listed on Appendix A hereto (as such Appendix A may be amended from time to time) (each a "Fund" and collectively, the "Funds") desires to appoint the Bank as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Bank desires to accept such appointment;

         WHEREAS, the Company and designated agents will issue for purchase and redeem shares of Funds of the Company only in aggregations of shares known as "Creation Units" (currently 50,000 shares) (each a "Creation Unit") principally in kind;

         WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York ("DTC"), or its nominee (Cede & Co.), will be the initial record or registered owner (the "Shareholder") of all shares;



         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Terms of Appointment; Duties of the Bank

         1.1 Subject to the terms and conditions set forth in this Agreement, the Company, on behalf of the Funds, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of common stock, $.001 par value per share of the Company ("Shares"), and as the Company's dividend disbursing agent.

         1.2 The Bank agrees that it will perform the following services:

                  (a) In accordance with the terms and conditions of the form of Participant Agreement, attached hereto as Exhibit A, the Bank shall:

                           (i)  Perform  and  facilitate   the   performance  of
purchases and redemption of Creation Units;

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                           (ii)   Prepare   and   transmit  by  means  of  DTC's
book-entry system payments for dividends and distributions declared by the Company on behalf of the applicable Fund;

                           (iii)  Maintain the record of the name and address of
the Shareholder and the number of Shares issued by the Company and held by the Shareholder;

                           (iv) Record the issuance of Shares of the Company and
maintain a record of the total number of Shares of the Company which are authorized, based upon data provided to it by the Company. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Company.

                           (v)  Prepare  and  transmit  to the  Company  and the
Administrator and to any applicable securities exchange (as specified to the Bank by the Administrator or by the Company) information with respect to purchases and redemptions of Shares;

                           (vi) On days that the Company  may accept  orders for
purchases or redemptions, calculate and transmit to the Bank and the Company's administrator the number of outstanding Shares for each Fund;

                           (vii) On days that the Company may accept  orders for
purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Company and DTC the amount of Shares purchased on such day;

                           (viii)  Confirm to DTC the number of Shares issued to
the Shareholder, as DTC may reasonably request;

                           (ix) Prepare and deliver other  reports,  information
and documents to DTC as DTC may reasonably request;

                           (x)  Extend  the  voting  rights  to the  Shareholder
and/or beneficial owners of Shares in accordance with the policies and procedures of DTC for book-entry only securities;

                           (xi) Maintain  those books and records of the Company
specified by the Company in Schedule A attached hereto; and

                           (xii)  Prepare a monthly  report of all purchases and
redemptions during such month on a gross transaction basis. The monthly report shall show the counterpart and amount of each purchase on a daily basis net number of shares either redeemed or created for such Business Day.

                  (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining the account of the Shareholder, obtaining a list of DTC participants holding interests in the Global Certificate at the request of the Company, mailing proxy materials, shareholder reports and prospectuses to the


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Shareholder or DTC participants or beneficial owners of Shares at the request of the Company and those services set forth on Schedule A attached hereto.

                  (c) The following shall be delivered to DTC for delivery to beneficial owners in accordance with the procedures for book-entry only securities of DTC:

                           (i) Annual and semi-annual reports of the Company;

                           (ii)  Proxies,   proxy  statements  and  other  proxy
soliciting materials;

                           (iii)  Prospectus and  amendments and  supplements to
the Prospectus, including stickers; and

                           (iv) Other  communications  as may be required by law
or reasonably requested by the Company.

                  (d) If the Shares are represented by individual Certificates, the Bank shall perform the services agreed to in writing by the Bank and the Company.

                  (e) The Bank shall provide additional services (if any) on behalf of the Company (i.e., escheatment services) which may be agreed upon in writing between the Company and the Bank.

2. Fees and Expenses

         2.1 The Bank shall receive from the Company such compensation for the Transfer Agent's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         2.2 In addition to the fee paid under Section 2.1 above, the Company agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Fund securities shall be borne by the relevant authorized participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Company, will be reimbursed by the Company on behalf of the applicable Fund.

         2.3 The Company agrees to pay all fees and reimbursable expenses within ten business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Company reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Company at least seven (7) days prior to the mailing date of such materials. The Bank understands and agrees that


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XShares Advisors LLC, the investment  adviser to the Company (the "Advisor") may pay the fees and expenses under this Section 2 directly to the Bank as a result of its contractual arrangements with the Company and any such payment by the Advisor will discharge the Company of its obligations hereunder. Notwithstanding any such arrangements, nothing herein shall be deemed to relieve the Company of its obligations to pay such fees and expenses if such payment is not made by the Advisor.

3. Representations and Warranties of the Bank

         3.1 The Bank represents and warrants to the Company that:

                  It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

                  It is duly qualified to carry on its business in the State of New York.

                  It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into and perform this Agreement.

                  All  requisite  corporate   proceedings  have  been  taken  to
authorize it to enter into and perform this Agreement.

                  It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

                  It is the policy of the Bank to be in compliance with U.S. anti-money laundering ("AML") and economic sanctions ("OFAC") laws and regulations. To that end, the Bank has implemented internal policies and procedures for complying with the requirements of AML and OFAC regulations.


4. Representations and Warranties of the Company

         4.1 The Company represents and warrants to the Bank that:

                  It is a corporation duly organized and existing and in good standing under the laws of Maryland.

                  It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

                  All corporate proceedings required by said Articles and By-Laws have been taken to authorize it to enter into and perform this Agreement.

                  It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.



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                  A registration  statement under the Securities Act of 1933, as amended, on behalf of each of the Funds is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Company being offered for sale.

5. [Section Reserved]

6. Indemnification

         6.1 The Bank shall not be responsible for, and the Company shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability ("Losses") arising out of or attributable to:

                  (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without negligence, or willful misconduct.

                  (b) The Company's negligence or willful misconduct.

                  (c) The breach of any representation or warranty of the Company hereunder.

                  (d) The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which
(i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Company or any other person or firm on behalf of the Company including but not limited to any previous transfer agent or registrar.

                  (e) The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Company on behalf of the Company.

                  (f) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

         6.2 At any time the Bank may apply to any officer of the Company for instructions, and may consult with the Company's legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by it in reliance upon such instructions or upon the advice or opinion of such Company counsel (except for the Bank's willful misconduct) and shall promptly advise the Company of such advice or opinion. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Company, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.


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         6.3 The Company shall not be responsible for, and the Bank shall liable for direct money damages arising out of or attributable to:

                  (a) The Bank's own negligence or willful misconduct.

                  (b) The breach of any representation or warranty of the Bank hereunder.

7. Standard of Care

         The Bank shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event shall the Bank be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

8. Concerning the Bank

         8.1 Bank may enter into subcontracts, agreements and understandings with any BNY affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.

         8.2 Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by Bank and reasonably and in good faith believed by Bank to be duly authorized and delivered. Company agrees to forward to Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to Bank. Company agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by Bank. If Company elects to transmit written instructions through an on-line communication system offered by Bank, Company's use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

         8.3 Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all applicable law, rules, and regulations and which is reasonable under the circumstances (the "Disaster Recovery Plan and Back-Up System"). Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.



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         8.4 Bank shall  have no duties or  responsibilities  whatsoever  except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Bank in connection with this Agreement.

         8.5 At any time the Bank may apply to an officer of the Company written instructions with respect to any matter arising in connection with the Bank's duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Company may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted and provided that the Company shall have had a reasonable opportunity, under the circumstance, to respond. The Bank may consult counsel to the Company at the expense of the Company, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

         8.6 Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

                  (a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Company to request such issuance, sale or transfer;

                  (b)  The  legality  of  the   purchase  of  any  Shares,   the
sufficiency of the amount to be paid in connection therewith, or the authority of the Company to request such purchase;

                  (c) The legality of the declaration of any dividend by the Company, or the legality of the issue of any Shares in payment of any stock dividend; or

                  (d) The legality of any recapitalization or readjustment of the Shares.

9. Covenants of the Company and the Bank

         9.1 The Company shall promptly furnish to the Bank the following:

                  (a) A certified copy of the resolution of the Board of Directors of the Company authorizing the appointment of the Bank and the execution and delivery of this Agreement.

                  (b) A copy of the Articles of Incorporation and By-Laws of the Company and all amendments thereto.

                  (c) Shares will be transferred upon presentation to the Bank of Shares to its electronic account at DTC, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of


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the payment of applicable  stock  transfer  taxes,  if any. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Company, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on documents submitted to it are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Company, a guaranty of signature by an "eligible guarantor institution" meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Company shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

                  (d) The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Company advises that such transfer may be properly effected.

         9.2 The Company shall deliver to the Bank, at its request, the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

                  (a) An opinion of counsel for the Company, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Company with regard to the Investment Company Act of 1940, as amended, and (iii) the due and proper listing of the Shares on all applicable securities exchanges; and

                  (b) In the case of an increase, if the appointment of the Bank was theretofore expressly limited, a certified copy of a resolution of the Board of Directors of the Company increasing the authority of the Bank.

         9.3 Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Company shall deliver, if requested by the Bank, the following documents to the Bank:



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                  (a) A certified copy of the  resolutions  adopted by the Board of Directors and/or the shareholders of the Company authorizing such issuance of additional Shares of the Company or such reduction, as the case may be;

                  (b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Company that no other order or consent is required; and

                  (c) An opinion of counsel for the Company, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Company with regard to the Investment Company Act of 1940, as amended, and (iii) the due and proper listing of the Shares on all applicable securities exchanges; and

         9.4 The Bank agrees that all records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Company and will be preserved, maintained and made available upon reasonable request, and will be surrendered promptly to the Company on and in accordance with its request.

         9.5 The Bank and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be, or may become required by law, by administrative or judicial order or by rule.

         9.6 In case of any requests or demands for the inspection of the Shareholder records of the Company, the Bank will endeavor to notify the Company and to secure instructions from an authorized officer of the Company as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may reasonably be expected to be held liable for the failure to exhibit the Shareholder records to such person.

         9.7 Bank shall file such appropriate information returns concerning the payment and composition of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Company and shall withhold such sums as are required to be withheld by applicable law.

10. Termination of Agreement

         10.1 The term of this Agreement shall be one year commencing upon the date hereof (the "Initial Term") and shall automatically renew for additional annual terms except that the term of this Agreement may at any time be terminated by either BNY giving to the Fund, or the Fund giving to BNY, a notice in writing specifying the date of such termination, which date shall


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be not less than 90 days  after the date of the giving of such  notice,  and the term of this Agreement shall immediately terminate upon dissolution of the Fund. Upon termination, other than a termination by the Fund pursuant to the succeeding Section 10.2, the Fund shall pay to BNY, if terminated, such compensation as may be due as of the date of such termination, and, the Fund shall reimburse BNY for any disbursements and reasonable expenses made or incurred by BNY and payable or reimbursable hereunder, including fees and compensation for work done or services provided by BNY after the termination date.

         10.2 Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of the Company, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 60 days of receipt of such notice.


         10.3 The terms of Article 2 and Article 6 shall survive the termination of this Agreement.

11. Additional Series

         11.1 In the event that the Company establishes one or more additional series of Shares with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional issuance shall become Shares hereunder.

12. Assignment

         12.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

         12.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

13. Severability and Beneficiaries

         13.1 In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

14. Amendment

         14.1 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Company.



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15. New York Law to Apply

         15.1 This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Company and Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Company and Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

16. Merger of Agreement

         16.1 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17. Limitations of Liability of the Directors and Shareholders

         17.1 It is expressly acknowledged and agreed that the obligations of the Company hereunder shall not be binding upon any of the shareholders, Directors, officers, employees or agents of the Company, personally, but shall bind only the Company property of the Company, as provided in its Articles of Incorporation Company. The execution and delivery of this Agreement have been authorized by the Directors of the Company and signed by an officer of the Company, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Company property of the Company as provided in its Articles of Incorporation.

18. Counterparts

         18.1 This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                  TDAX FUNDS, INC.




                                  By:   /s/ David W. Jaffin
                                        ----------------------------------------
                                  Title:    CFO and Secretary



                                  THE BANK OF NEW YORK




                                  By:   /s/ Edward G. McGann
                                        ----------------------------------------
                                  Title:    Managing Director

                                   SCHEDULE A
                                   ----------

                   BOOKS AND RECORDS TO BE MAINTAINED BY BANK
                   ------------------------------------------


Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding units between the Company and DTC

Net Asset Computation Documentation

Dividend Records

Year-end Statements and Tax Forms

Exhibit A
---------

Form of Authorized Participant Agreement

                                   APPENDIX A

Fund Names:
-----------

TDAX Independence 2010 Exchange-Traded Fund

TDAX Independence 2020 Exchange-Traded Fund

TDAX Independence 2030 Exchange-Traded Fund

TDAX Independence 2040 Exchange-Traded Fund

TDAX Independence In-Target Exchange-Traded Fund